SUNAMERICA SERIES, INC.

ARTICLES SUPPLEMENTARY

SunAmerica Series, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: (a) Pursuant to the authority vested in the Board of Directors (“Board of Directors”) of the Corporation by the Maryland General Corporation Law (“MGCL”) and the charter (“Charter”) of the Corporation, the Board of Directors adopted resolutions classifying and designating 600,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”), of the Corporation, without further classification or designation, as shares of new classes of certain series as set forth below:

SERIES AND CLASS	NUMBER OF SHARES

AIG Focused Dividend Strategy Fund:

Class T shares	500,000,000

AIG Focused Dividend Strategy II Fund:

Class T shares	25,000,000

AIG Select Dividend Growth Fund:

Class T shares	25,000,000

AIG Strategic Value Fund:

Class T shares	25,000,000

Class W shares	25,000,000

(b) The shares reclassified as set forth immediately above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of the applicable series as set forth in the Charter.

SECOND: Immediately after these Articles Supplementary are accepted for record by the SDAT, the aggregate number of authorized shares of Common Stock is 3,000,000,000, of which 275,000,000 are shares of Common Stock without further classification or designation and 2,725,000,000 are shares of Common Stock classified and designated as follows:

SERIES AND CLASS	NUMBER OF SHARES

AIG Strategic Value Fund:

Class A shares	75,000,000
Class C shares	25,000,000
Class I shares	25,000,000
Class T shares	25,000,000
Class W shares	25,000,000

AIG Multi-Asset Allocation Fund:

Class A shares	75,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

AIG Active Allocation Fund:

Class A shares	25,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

AIG Focused Dividend Strategy Fund:

Class A shares	500,000,000
Class B shares	100,000,000
Class C shares	500,000,000
Class T shares	500,000,000
Class W shares	500,000,000

AIG Select Dividend Growth Fund:

Class A shares	25,000,000
Class C shares	25,000,000
Class W shares	25,000,000
Class T shares	25,000,000

AIG Focused Dividend Strategy II Fund:

Class A shares	25,000,000
Class C shares	25,000,000
Class T shares	25,000,000
Class W shares	25,000,000

THIRD: The shares of Common Stock have been classified and designated by the Board of Directors under the authority contained in the Charter. The aggregate number of authorized shares of stock of the Corporation is unchanged by these Articles Supplementary.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Assistant Secretary on this 7th day of March, 2017.

ATTEST:	SUNAMERICA SERIES, INC.

/s/ Thomas D. Peeney	/s/ John T. Genoy (SEAL)
Thomas D. Peeney	John T. Genoy
Assistant Secretary	President

4